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                                                                    EXHIBIT 23.3
                                                                    ------------



                           (ACCOUNTANTS LETTERHEAD)



                      Consent of Independent Accountants



          We consent to the incorporation by reference in the Registration Statement on Form S-8 of Burlington Northern Santa Fe Corporation of our report dated January 16, 1995, on our audits of the consolidated financial statements and the financial statement schedules of Burlington Northern Inc. and Subsidiaries as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992.

                                    /s/ Coopers & Lybrand L.L.P.

                                    Coopers & Lybrand L.L.P.


Fort Worth, Texas

September 21, 1995